Exhibit 99-3

STATEMENT OF SINGLE BOND COVERAGE

In accordance with Rule 17g-1(g)(1)(ii)(c), set forth below is the amount each of the Registrants listed below would have provided and maintained under a single insured bond had it not been named as an insured under a joint Investment Company Blanket Bond.

Registrant	Amount of Bond (in dollars) 4/30/10
Pioneer Bond Fund	1,250,000
Pioneer Diversified High Income Trust	750,000
Pioneer Emerging Markets Fund	900,000
Pioneer Equity Income Fund	1,000,000
Pioneer Equity Opportunity Fund	300,000
Pioneer Floating Rate Trust	900,000
Pioneer Fund	2,300,000
Pioneer Fundamental Growth Fund	750,000
Pioneer High Income Trust	900,000
Pioneer High Yield Fund	2,100,000
Pioneer Ibbotson Asset Allocation Series, a series trust consisting of: Pioneer Ibbotson Aggressive Allocation Fund Pioneer Ibbotson Conservative Allocation Fund Pioneer Ibbotson Growth Allocation Fund Pioneer Ibbotson Moderate Allocation Fund	900,000
Pioneer Independence Fund	1,000,000
Pioneer Mid Cap Growth Fund	50,000
Pioneer Mid Cap Value Fund	1,500,000
Pioneer Money Market Trust, a series fund consisting of: Pioneer Cash Reserves Fund	900,000
Pioneer Municipal High Income Trust	750,000
Pioneer Municipal High Income Advantage Trust	750,000
Pioneer Real Estate Shares	525,000
Pioneer Research Fund	400,000
Pioneer Series Trust I, a series trust consisting of: Pioneer Growth Fund Pioneer Intermediate Tax Free Income Fund Pioneer Oak Ridge Large Cap Growth Fund Pioneer Oak Ridge Small Cap Growth Fund Pioneer Select Mid Cap Growth Fund	1,250,000

Pioneer Series Trust II, a series trust consisting of: Pioneer AMT-Free Municipal Fund Pioneer Growth Opportunities Fund Pioneer Tax Free Money Market Fund	1,500,000
Pioneer Series Trust III, a series trust consisting of: Pioneer Cullen Value Fund	2,500,000
Pioneer Series Trust IV, a series trust consisting of: Pioneer Classic Balanced Fund Pioneer Government Income Fund Pioneer Institutional Money Market Fund Pioneer Treasury Reserves Fund	1,000,000
Pioneer Series Trust V, a series trust consisting of: Pioneer Global Equity Fund Pioneer High Income Municipal Fund Pioneer Disciplined Growth Fund Pioneer Disciplined Value Fund	900,000
Pioneer Series Trust VI, a series trust consisting of: Pioneer Floating Rate Fund Pioneer Multi-Asset Real Return Fund	450,000
Pioneer Series Trust VII, a series trust consisting of: Pioneer Global Aggregate Bond Fund Pioneer Global Diversified Equity Fund Pioneer Global High Yield Fund	1,700,000
Pioneer Series Trust VIII, a series trust consisting of : Pioneer International Value Fund	750,000
Pioneer Short Term Income Fund	600,000
Pioneer Strategic Income Fund	1,900,000
Pioneer Tax Free Income Fund	50,000
Pioneer Value Fund	1,500,000
Pioneer Variable Contracts Trust, a series trust consisting of:	1,500,000
Pioneer Bond VCT Portfolio
Pioneer Cullen Value VCT Portfolio
Pioneer Emerging Markets VCT Portfolio
Pioneer Equity Income VCT Portfolio
Pioneer Fund VCT Portfolio
Pioneer Growth Opportunities VCT Portfolio
Pioneer High Yield VCT Portfolio
Pioneer Ibbotson Growth Allocation VCT Portfolio
Pioneer Ibbotson Moderate Allocation VCT Portfolio
Pioneer Mid Cap Value VCT Portfolio
Pioneer Money Market VCT Portfolio
Pioneer Real Estate Shares VCT Portfolio
Pioneer Strategic Income VCT Portfolio

IN WITNESS WHEREOF, I have hereunto set my hand this 5th day of October 2010.

/s/ Christopher J. Kelley
Christopher J. Kelley